                                                                    EXHIBIT 3.22

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU
            Articles of Incorporation - Domestic Business Corporation

     In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S Section 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.   The name of the corporation is:
     ARNOLD INDUSTRIES, INC.
--------------------------------------------------------------------------------

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:
     625 South Fifth Avenue, P.O. Box 630
--------------------------------------------------------------------------------
               (NUMBER)                             (STREET)

     Lebanon, Pennsylvania                            17042
--------------------------------------------------------------------------------
              (CITY)                                (ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

          To engage generally in any and all lawful businesses for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

4.   The term for which the corporation is to exist is:  perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:

          Six million (6,000,000) shares of common capital stock with a par value of One Dollar ($1.00) per share for a total authorized capital of Six Million Dollars ($6,000,00).

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

                                     ADDRESS
                              (including street and
          NAME                   number, if any)      NUMBER AND CLASS OF SHARES
New Penn Motor Express, Inc.  625 South Fifth Ave.    100 share common
                              Lebanon, PA  17042

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 1st day of February, 1982.


-------------------------   (SEAL)        NEW PENN MOTOR EXPRESS, INC.    (SEAL)
      Secretary

                                          By:
                                             ----------------------------

                                             ---------------------------- (SEAL)
                                               President

INSTRUCTIONS FOR COMPLETION OF FORM:

     A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

     B. One or more corporations or natural persons of full age may incorporate a business corporation.

     C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 ... etc.

     D.   The following shall accompany this form:

          (1) Three copies of Form DSCB: BCL--206 (Registry Statement Domestic or Foreign Business Corporation).

          (2) Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) or Form DSCB: 17.3 (Consent to Use of Similar Name).

          (3)  Any necessary governmental approvals.

     E. BCL Section 205 (15 Pa. S. Section 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                          Commonwealth of Pennsylvania

                               Department of State

                         Certification of Incorporation

                   Office of the Secretary of the Commonwealth

To All to Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a "Certificate of Incorporation" evidencing the incorporation of an entity.
Whereas, The stipulations and conditions of the Law have been fully complied with by

                             ARNOLD INDUSTRIES, INC.

Therefore, Know Ye, That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.
     Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

                                   Given under by Hand and the Great Seal of the
                                        Commonwealth, at the City of Harrisburg, this 1st day of February in the year of our Lord one thousand nine hundred and eighty-two and of the Commonwealth the two hundred sixth


                                        /s/ William R. Davis
                                        ----------------------------------------
                                             Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU
              Articles of Amendment - Domestic Business Corporation

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

     ARNOLD INDUSTRIES, INC.
--------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

     625 South Fifth Avenue, P.O. Box 630
--------------------------------------------------------------------------------
                  (NUMBER)                              (STREET)

     Lebanon, Pennsylvania                               17042
--------------------------------------------------------------------------------
             (CITY)                                    (ZIP CODE)

3.   The statute by or under which it was incorporated is:

     PA Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended
--------------------------------------------------------------------------------

4.   The date of its incorporation is:  February 1, 1982

5.   (Check, and if appropriate, complete one of the following):

     [X] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:  The 27th day of April, 1988.

     Place: Quality Inn, Lebanon Valley, Quentin Road and Poplar St.,
            Lebanon, PA.

     Kind and period of notice: Notice of the annual meeting, stating the purposes therefor, was mailed to shareholders by U.S. mail, postage prepaid, thirty (30) days prior to the meeting.

     [_] The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was:

     4,246,532
--------------------------------------------------------------------------------

     (b)  The number of shares entitled to vote was:

     4,246,532
--------------------------------------------------------------------------------

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:
     3,456,965,1866
--------------------------------------------------------------------------------

     (b)  The number of shares voted against the amendment was:
     101,621
--------------------------------------------------------------------------------

8. The amendment adopted by the shareho lders, set forth in full, is as follows:

     That ARTICLE 5 of the Articles of Incorporation be and hereby is amended to read in its entirety as follows:

     5. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is twenty million (20,000,000) shares of Common Stock of a par value of One Dollar ($1.00) per share for a total authorized capital of Twenty Million Dollars ($20,000,000).

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 27th day of April , 1988.

                                                ARNOLD INDUSTRIES, INC.
                                              ----------------------------------
                                                 (NAME OF CORPORATION)
                                          By:
                                              ----------------------------------
Attest:                                                   (SIGNATURE)
                                                President
--------------------------------------        ----------------------------------
           (SIGNATURE)                            (TITLE: PRESIDENT, VICE
                                                       PRESIDENT, ETC.)
Secretary
--------------------------------------
    (TITLE: SECRETARY, ASSISTANT
            SECRETARY, ETC.)
(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

     A.   Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of
          Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.
     B.   Any necessary governmental approvals shall accompany this form.
     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.
     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).
     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).
     F. BCL Section807 (15 P.S. Section1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                          Commonwealth of Pennsylvania

                               Department of State

To All to Whom These Presents Shall Come, Greeting:

     Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

     Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                             ARNOLD INDUSTRIES, INC.

     Wherefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                                   Given under by Hand and the Great Seal of the
                                        Commonwealth, at the City of Harrisburg, this 3rd day of May in the year of our Lord one thousand nine hundred and eighty-eight and of the Commonwealth the two hundred twelfth

                                        ----------------------------------------
                                            Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: ARNOLD INDUSTRIES, INC.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  625 South Fifth Avenue  Lebanon  Pennsylvania  17042  Lebanon
          ----------------------------------------------------------------
          Number and Street        City        State      Zip    County

     (b)  c/o:
               ---------------------------------------------------------
               Name of Commercial Registered Office Provider      County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: PA Business Corporation Law of 1933 Act of May 5, 1933, P.L. 364 (as amended)

4.   The date of its incorporation is:  February 1, 1982

5.   (Check, and if appropriate complete, one of the following):

     [X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     [_]  The amendment shall be effective on: ____________at____________
                                                   Date          Hour

6.   (Check one of the following):

     [X] The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

     [_] The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     [X] The amendment adopted by the corporation, set forth in full, is as follows:

     That ARTICLE 5 of the Articles of Incorporation be and is hereby amended to read as follows:
     5. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of Common Stock of a par value of One Dollar ($1.00) per share for a total authorized capital of One Hundred Million Dollars ($100,000,000).

     [_] The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     [_] The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 14th day of May, 1992.

                                            ARNOLD INDUSTRIES, INC.
                                          --------------------------------------
                                                   (Name of Corporation)

                                          BY:
                                              ----------------------------------
                                                         (Signature)

                                          TITLE:  Secretary
                                                 -------------------------------

                          Filed in the Department of State on: November 30, 2001

                         Articles/Certificate of Merger

     In compliance with the requirements of the applicable provisions (relating to articles of merger or consolidation), the undersigned, desiring to effect a merger, hereby state that:

1.   The name of the corporation surviving the merger is:
     ARNOLD INDUSTRIES, INC.
--------------------------------------------------------------------------------

2.   Check and complete one of the following:
[X] The surviving corporation is a domestic business corporation and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department).
     (a)  Number and Street                City     State    Zip       County
          625 S. 5/th/ Ave.,
             P.O. Box 630                 Lebanon    PA     17042   Philadelphia
          ----------------------------------------------------------------------

     (b)  Name of Commercial Registered
          Office Provider                                              County
          c/o CT Corporation System                                 Philadelphia
          ----------------------------------------------------------------------

[_] The surviving corporation/limited partnership is a qualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of ___________________________________ and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department)

     (a)  Number and Street                City     State    Zip       County

          ----------------------------------------------------------------------
     (b)  Name of Commercial Registered
          Office Provider                                              County

          c/o
          ----------------------------------------------------------------------

[_] The surviving corporation/limited partnership is a nonqualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of __________________________________ and the address of its principal office under the laws of such domiciliary jurisdiction is:
     Number and Street                     City     State    Zip

     ---------------------------------------------------------------------------

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business/nonprofit corporation/limited partnership and qualified foreign business/nonprofit corporation/limited partnership which is a party to the plan of merger are as follows:
                          Registered Office  Commercial Registered
     Name                      Address          Office Provider        County
                           417 Walnut St.,
     Lion Corp.             Harrisburg, PA   CT Corporation System  Philadelphia
     ---------------------------------------------------------------------------

                           1209 Orange St.,    Corporation Trust
     Roadway Corporation    Wilmington, DE          Company          New Castle
     ---------------------------------------------------------------------------

4.   Check, and if appropriate complete, one of the following:

[X] The plan of merger shall be effective upon filing these Articles/Certificate of Merger in the Department of State.

[_]  The plan of merger shall be effective on: __________________at____________.
                                                      Date              Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

     Name                                      Manner of Adoption
     Arnold Industries, Inc.  - adopted by the directors/shareholders pursuant to 15 Pa.C.S. Sec. 1924(a).
     ---------------------------------------------------------------------------

     Lion Corp.               - adopted by the directors/shareholders pursuant
                                 to 15 Pa.C.S. Sec. 1924(a).
     ---------------------------------------------------------------------------

6. Strike out this paragraph if no foreign corporation/limited partnership is a party to the merger.
     The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation party to the plan in accordance with the laws of the jurisdiction in which it is incorporated/organized.

7.   Check, and if appropriate complete, complete one of the following:

[X] The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

[_] Pursuant to 15 Pa.C.S. Section 1901/Section 8547(b) (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative provisions of the Articles of Incorporation/Certificate of Limited Partnership of the surviving corporation/limited partnership as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a party hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation/limited partnership, the address of which is:

     ---------------------------------------------------------------------------
     Number and Street                     City     State    Zip       County

                                        IN TESTIMONY WHEREOF, the undersigned
                                        corporation/limited partnership has
                                        caused these Articles/Certificate of
                                        Merger to be signed by a duly authorized officer thereof this

                                        ___________ day of ______________, 2001.


                                        Arnold Industries, Inc.
                                        ----------------------------------------
                                             Name of Corporation/Limited
                                                     Partnership


                                        ----------------------------------------
                                                      Signature


                                        Chairman & CEO
                                        ----------------------------------------
                                                        Title


                                        Lion Corp.
                                        ----------------------------------------
                                             Name of Corporation/Limited
                                                     Partnership


                                        ----------------------------------------
                                                      Signature


                                        Vice President and Secretary
                                        ----------------------------------------
                                                        Title


                                        Roadway Corporation
                                        ----------------------------------------


                                        ----------------------------------------


                                        Treasurer
                                        ----------------------------------------

                                                                  Execution Copy
                                                                  --------------

                          AGREEMENT AND PLAN OF MERGER

                                  by and among:

                              ROADWAY CORPORATION,
                             a Delaware corporation

                                   LION CORP.,
                           a Pennsylvania corporation

                                       and

                            ARNOLD INDUSTRIES, INC.,
                           a Pennsylvania corporation


                          Dated as of August 21, 2001

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1  THE MERGER......................................................... 1
   Section 1.1    The Merger.................................................. 1
   Section 1.2    Closing..................................................... 1
   Section 1.3    Effective Time.............................................. 2
   Section 1.4    Effects of the Merger....................................... 2
   Section 1.5    Articles of Incorporation and Bylaws........................ 2
   Section 1.6    Directors and Officers of the Surviving
                  Corporation................................................. 2
ARTICLE 2  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
           CONSTITUENT CORPORATIONS; SURRENDER OF
           CERTIFICATES AND PAYMENT........................................... 2
   Section 2.1    Effect on Capital Stock..................................... 2
   Section 2.2    Payment and Surrender of Certificates....................... 3
   Section 2.3    Company Equity Plans........................................ 4
   Section 2.4    Dissenters' Rights.......................................... 5
   Section 2.5    Further Assurances.......................................... 6
ARTICLE 3  REPRESENTATIONS AND WARRANTIES..................................... 6
   Section 3.1    Representations and Warranties of Company................... 6
   Section 3.2    Representations and Warranties of Parent
                  and Merger Sub............................................. 22
ARTICLE 4  COVENANTS RELATING TO CONDUCT OF BUSINESS......................... 24
   Section 4.1    Conduct of Business........................................ 24
   Section 4.2    No Solicitation............................................ 26
ARTICLE 5  ADDITIONAL AGREEMENTS............................................. 29
   Section 5.1    Preparation of Proxy Statement; Shareholders
                  Meeting.................................................... 29
   Section 5.2    Access to Information; Confidentiality..................... 29
   Section 5.3    Efforts; Cooperation....................................... 30
   Section 5.4    Indemnification............................................ 30
   Section 5.5    Employee Benefits.......................................... 31
   Section 5.6    Public Announcements....................................... 31
   Section 5.7    Fees and Expenses.......................................... 32
   Section 5.8    Credit Agreement........................................... 32
   Section 5.9    Shareholder Litigation..................................... 32

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

   Section 5.10   Transition................................................. 32
   Section 5.11   Section 16(b).............................................. 33
   Section 5.12   Financing.................................................. 33
ARTICLE 6  CONDITIONS PRECEDENT.............................................. 33
   Section 6.1    Conditions to Each Party's Obligation
                  to Effect the Merger....................................... 33
   Section 6.2    Conditions to Obligation of Parent
                  and Merger Sub............................................. 34
   Section 6.3    Conditions to Obligation of the Company.................... 34
   Section 6.4    Frustration of Closing Conditions.......................... 35
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER................................. 35
   Section 7.1    Termination................................................ 35
   Section 7.2    Effect of Termination...................................... 36
ARTICLE 8  GENERAL PROVISIONS................................................ 37
   Section 8.1    Amendment.................................................. 37
   Section 8.2    Extension; Waiver.......................................... 37
   Section 8.3    Nonsurvival of Representations and Warranties.............. 38
   Section 8.4    Notices.................................................... 38
   Section 8.5    Interpretation............................................. 38
   Section 8.6    Counterparts............................................... 39
   Section 8.7    Entire Agreement; No Third-Party Beneficiaries............. 39
   Section 8.8    Governing Law.............................................. 39
   Section 8.9    Assignment................................................. 40
   Section 8.10   Consent to Jurisdiction.................................... 40
   Section 8.11   Specific Enforcement....................................... 40
   Section 8.12   Severability............................................... 40

                             TABLE OF DEFINED TERMS

1987 Plan..................................................5
1997 Plan..................................................5
affiliate.................................................44
Acquisition Proposal......................................10
Acquisition Transaction...................................33
Agreement..................................................1
Articles of Merger.........................................2
Business Day...............................................2
Certificate................................................3
Closing....................................................1
Closing Date...............................................2
Code......................................................11
Commitment Letter.........................................28
Common Stock...............................................1
Company....................................................1
Company Benefit Plans.....................................11
Company Disposure Letter...................................7
Company Entities...........................................7
Company Entities Proprietary Asset........................21
Company Entity Contract...................................24
Company Material Adverse Effect............................6
Company Subsidiaries.......................................6
Company Subsidiary.........................................6
Confidentiality Agreement.................................34
Continuing Employees......................................36
Contract...................................................6
control...................................................44
Defects...................................................37
Dissenting Shares..........................................3
Effective Time.............................................2
Environmental Claim.......................................18
Environmental Laws........................................18
Equity Plans...............................................5
ERISA.....................................................11
ERISA Affiliate...........................................12
Exchange Act...............................................9
Financial Statements.......................................9
Foreign Antitrust Laws.....................................9
Foreign Plan..............................................11
GAAP.......................................................9
Governmental Entity........................................9
Hazardous Substance.......................................18
HSR Act....................................................9
knowledge.................................................44
Laws......................................................44
Leased Real Property......................................24
Leases....................................................24
Legal Proceeding..........................................44
Liens......................................................7
Material Contract.........................................21
Merger.....................................................1
Merger Consideration.......................................3
Merger Sub.................................................1
Multiemployer Plan........................................13
Multiple Employer Plan....................................13
Option.....................................................5
Option Consideration.......................................5
Owned Real Property.......................................24
Parent.....................................................1
Paying Agent...............................................3
Payment Fund...............................................3
PBCL.......................................................1
Permits...................................................10
Permitted Exceptions......................................37
person....................................................44
Policy....................................................37
Preliminary Report........................................37
Proprietary Asset.........................................20
Proxy Statement........................................... 9
Real Property.............................................25
Real Property Documents...................................25
Recent SEC Documents......................................16
Release...................................................18
Restraints................................................39
Returns...................................................14
SEC........................................................9
SEC Documents..............................................9
Securities Act.............................................9
Shareholder Approval......................................16
Shareholders Meeting......................................34
Subsidiary................................................44
Superior Proposal.........................................33

Survey....................................................37
Surviving Corporation......................................1
taxes.....................................................16
Taxing Authority..........................................14
Termination Fee...........................................42
Title Company.............................................37
Voting Agreement...........................................1

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of August 21, 2001, by and among Roadway Corporation, a Delaware corporation ("Parent"), Lion Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Arnold Industries, Inc., a Pennsylvania corporation (the "Company").

                                 R E C I T A L S

          1. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this Agreement and the Pennsylvania Business Corporation Law (the "PBCL"). Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent.

          2. The respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

          3. In order to induce Parent to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, Edward H. Arnold and the Parent are entering into a voting agreement (the "Voting Agreement") pursuant to which Edward H. Arnold has agreed to, among other things, vote his shares of common stock, par value $1.00 per share, of the Company ("Common Stock") in favor of the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

          Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the PBCL, Merger Sub will be merged with and into the Company at the Effective Time (as defined in Section 1.3) and the separate corporate existence of Merger Sub will thereupon cease. Following the Effective Time, the Company will be surviving corporation (the "Surviving Corporation").

          Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which is to be no later than the second Business Day after satisfaction or waiver (subject to applicable Law (as defined in Section 8.5(e))) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or waiver of such conditions) set forth in Article 6, unless another time or date is agreed to by the parties to this Agreement. The Closing will be held at the offices of Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114, or such other location as the parties to this Agreement agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." "Business Day" means any day other than Saturday, Sunday or any federal holiday.

          Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file the articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the PBCL and (ii) make all other filings or recordings required under the PBCL. The Merger will become effective at such time as the Articles of Merger are duly filed with the Department of State of the Commonwealth of Pennsylvania, or at such subsequent date or time as the Company and Merger Sub agree and specify in the Articles of Merger (the date and time the Merger becomes effective is hereinafter referred to as the "Effective Time").

          Section 1.4 Effects of the Merger. The Merger will have the effects set forth in Section 1929 of the PBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.5 Articles of Incorporation and Bylaws. The Articles of Incorporation of the Company, as in effect immediately before the Effective Time, will be the Articles of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law; provided that, at the Effective Time, the Articles of Incorporation of the Company shall be amended as provided in Exhibit A attached hereto. The Bylaws of Merger Sub, as in effect immediately before the Effective Time, will be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

          Section 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                    ARTICLE 2

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                      SURRENDER OF CERTIFICATES AND PAYMENT

          Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

          (a) Cancellation of Treasury Stock and Parent and Merger Sub Owned Common Stock. Each share of Common Stock that is owned by Parent or Merger Sub or any other wholly-owned subsidiary of Parent (other than shares of Common Stock in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) and any Common Stock then held by the Company or wholly-owned subsidiary of the Company (or held in the Company's treasury) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

          (b) Conversion of Common Stock. Each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with Section 2.1(a) and shares of Common Stock that are owned by shareholders that have properly exercised dissenters rights pursuant to Sections 1571 through 1580 and
Section 1930 of the PBCL (the "Dissenting Shares"), will be converted into the right to receive $21.75, without interest, in cash (the "Merger Consideration"). At the Effective Time, all such shares of Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing immediately prior to the Effective Time such share of Common Stock (the "Certificate") will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate in accordance with Section 2.2.

          (c) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully-paid and nonassessable share of common stock of the Surviving Corporation.

          Section 2.2  Payment and Surrender of Certificates.

          (a) Paying Agent. Prior to the Effective Time, Merger Sub shall appoint a paying agent mutually agreeable to the Company and Parent to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. On the Closing Date, Parent shall deposit or shall cause to be deposited with the Paying Agent, in a separate fund established for the benefit of the holders of shares of Common Stock for payment in accordance with this Article 2 through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 2.1(b) and this Section 2.2 to holders of shares of Common Stock entitled thereto.

          (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as the Company and Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the number of shares of Common Stock represented by such Certificate multiplied by (ii) the Merger Consideration, and the Certificate so surrendered will forthwith be canceled. No interest will be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall (i) pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Certificate or (ii) establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

          (c) Stock Transfer Books. After the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they will be canceled and exchanged as provided in this Article 2, except as otherwise provided by applicable Law. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares and shares cancelled pursuant to Section 2.1(a) ) will be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration, without interest, that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 2.

          (d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to holders of the Certificates for six months after the Effective Time is to be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration.

          (e) No Liability. None of Merger Sub, the Company, the Surviving Corporation or the Paying Agent will be liable to any person in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Immediately prior to the date on which any payment pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, such payment will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

          (f) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration due to such person pursuant to this Agreement.

          (g) Withholding Rights. Parent or the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Parent or the Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent or the Paying Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by Parent or the Paying Agent.

          Section 2.3  Company Equity Plans.

          (a) Option Payments. Each individual who held an option to purchase shares of Common Stock under the Company's 1997 Stock Option Plan (the "1997 Plan"), and the Company's 1987 Stock Option Plan (the "1987 Plan", and together with the 1997 Plan, the "Equity Plans"), and had such option cancelled upon the Effective Time pursuant to the terms of the applicable Equity Plan, whether or not then exercisable (an "Option"), will be entitled to receive, at the Effective Time, for each share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per share exercise price of such Option to the extent such difference is a positive number (such amount is hereinafter referred to as the "Option Consideration"). The Surviving Corporation or Parent shall pay the Option Consideration within one Business Day following the Effective Time (provided the Company has delivered by the Effective Time a list of outstanding Options as of the Effective Time). Pursuant to the terms of the Equity Plans, upon the Effective Time, the Options will be canceled.

          (b) Termination of Plans. Prior to the Effective Time, the Company shall use its reasonable efforts to obtain all necessary consents or releases from holders of Options under the Equity Plans and take all such other lawful action as may be necessary (which includes, but is not limited to, satisfying the requirements of Rule 16B-3(e) promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide for and give effect to the transactions contemplated by this Section 2.3. Except as otherwise agreed to in writing by the parties, (i) the Equity Plans will terminate as of the Effective Time, and (ii) the Company shall assure that following the Effective Time no participant in the Equity Plans, or other Plans, programs or arrangements, will have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

          Section 2.4 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders of the Company who have complied with all procedures necessary to assert dissenters rights in the manner provided in Chapter 15 of the PBCL will not be canceled and converted into the right to receive the Merger Consideration, unless and until such shareholder has failed to perfect, or effectively has withdrawn or lost, such shareholder's right to appraisal and payment under the PBCL, but rather, such shareholder will be entitled to payment of the fair value of their shares determined and payable in accordance with the provisions of Chapter 15, Subchapter D of the PBCL. If such shareholder has so failed to perfect, or effectively has withdrawn or lost such right, the Common Stock owned by such shareholder will thereupon be deemed to have been canceled and converted as described in Section 2.1(b) at the Effective Time, and each share of Common Stock owned by such shareholder will represent solely the right to receive the Merger Consideration, without interest.

From and after the Effective Time, no shareholder who has exercised dissenters rights as provided in Chapter 15, Subchapter D of the PBCL will be entitled to vote his or her shares of Common Stock for any purpose or to receive payment of dividends or other distributions with respect to such shares (except dividends and other distributions payable to shareholders of record at a date that is prior to the Effective Time). The Company shall give Parent prompt notice and copies of any written demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to shareholders' rights of appraisal. Parent shall conduct all negotiations and proceedings with respect to demand for appraisal under the PBCL and the Company will be entitled to participate therein only as and to the extent requested by Parent. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          Section 2.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

          Section 3.1 Representations and Warranties of Company. Except as set forth in the disclosure letter delivered by the Company to the Merger Sub prior to the execution of this Agreement (the "Company Disclosure Letter") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), and except as disclosed in the SEC Documents (as defined in Section 3.1(e)) filed with the SEC prior to the date hereof, the Company hereby represents and warrants to Parent and Merger Sub as follows:

          (a) Organization, Standing and Corporate Power. The Company and each of the Company Subsidiaries (as defined in Section 3.1(b)) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except any failure to be in good standing that would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate has not had or would not reasonably be expected to have a

Company Material Adverse Effect (as defined below). "Contract" means any written or oral agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense or legally binding commitments or undertakings. An event, inaccuracy, circumstance, change, state of facts, effect or other matter will be deemed to have a "Company Material Adverse Effect" if such event, inaccuracy, circumstance, change, state of facts, effect or other matter had or would reasonably be expected to have a material adverse effect on
(i) the business, financial condition or results of operations of the Company Entities taken as a whole, or (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement; provided, however, that any change, event, inaccuracy, circumstance, state of facts, effect or other matter relating to the following will not be taken into account in determining whether there has been or would be a Company Material Adverse Effect: (i) the economy or financial markets in general; (ii) conditions generally affecting the industry (or industries) in which any of the Company Entities participates, (iii) the announcement or pendency of this Agreement, or the transactions contemplated hereby, and (iv) any changes in GAAP (as defined in Section 3.1(e)).

          (b) Subsidiaries. Section 3.1(b) of the Company Disclosure Letter sets forth all the subsidiaries (as defined in Section 8.5(d)) of the Company (each a "Company Subsidiary," collectively, the "Company Subsidiaries," and together with the Company, the "Company Entities"). All outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all pledges, adverse claims, liens, options, charges, encumbrances and security interest of any kind or nature whatsoever (collectively, "Liens") and
(iii) are free of any other restriction (including preemptive rights or any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are owned, directly or indirectly, by the Company. The Company does not, directly or indirectly, own less than 100% of the capital stock or other equity interest in any person. None of the Company Entities has agreed to make or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other person. None of the Company Entities has, at any time, been a general partner of any general partnership, limited partnership or other person.

          (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. At the close of business on August 10, 2001: (i) 24,800,816 shares of Common Stock were issued and outstanding (excluding 5,141,812 shares of Common Stock held in the treasury of the Company); and (ii) 3,625,000 shares of Common Stock were reserved for issuance under the Equity Plans. Section 3.1(c) of the Company Disclosure Letter sets forth the holders of all outstanding Options, and the number of shares that each holder is entitled to purchase and exercise prices of each grant to such holders. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has stock options outstanding as of the date hereof and the forms of all stock option agreements evidencing such options. All outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonasessable and not subject to or issued in violation of preemptive rights. All outstanding shares of Common Stock, all outstanding Options and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted, as the case may be, in compliance with
(i) all applicable securities

Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts. Except (i) as set forth above, and (ii) for shares of Common Stock issued pursuant to Options outstanding on August 21, 2001 that are described on Schedule 3.1(c) of the Company Disclosure Letter, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company Subsidiary, or (C) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no agreements, arrangements or commitments of any character (contingent or otherwise) entered into in connection with acquisitions pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any Company Subsidiary or any of their respective assets or calculated in accordance therewith.

          (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Shareholder Approval (as defined in Section 3.1(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Shareholder Approval. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Merger Sub and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with the articles of incorporation or bylaws or comparable organizational documents of any of the Company Entities,
(ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company Entities under, any Contract applicable to, affecting or relating in any way to, the Company Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company Entities or their respective properties, assets or businesses, other than, in the case of clauses
(ii) and (iii) any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, do not have or would not reasonably be expected to have a Company Material Adverse Effect or that would not prevent or materially delay consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, or local, foreign or supra-national government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania; (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act");
(iv) the filing and consents as may be required by the antitrust and competition laws of foreign countries ("Foreign Antitrust Laws"); and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

          (e) SEC Reports and Financial Statements. The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, with the SEC (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "SEC Documents"). As of their respective dates, or if amended or superseded prior to the date hereof, as of the date of the last such amendment or filing, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") (i) comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated statement of income, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

          (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 2000, (i) the Company Entities have conducted their respective operations only in the ordinary course consistent with past practice,
(ii) there has not been a Company Material Adverse Effect and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Company Material Adverse Effect, (iii) the Company Entities have not taken action that if taken after the date of this Agreement would constitute a violation of Section 4.1, and (iv) none of the Company Entities has received any Acquisition Proposal. "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction (as defined in Section 4.2(e)).

          (g)    Compliance with Applicable Laws; Litigation; Orders.

          (i) Except for violations of Environmental Laws (which are the subject of Section 3.1(m)), each of the Company Entities is in compliance in all material respects with all applicable Laws and the operations of the Company Entities have not been and are not being conducted in violation of any Permit (as defined below). None of the Company Entities has received any notice, or has knowledge, of any claim regarding any actual or possible violation of, or failure to comply with, any applicable Law.

          (ii) The Company Entities hold all material licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other persons necessary for the conduct of their respective businesses as currently conducted ("Permits"). All such Permits are valid and in full force and effect. Each Company Entity is in substantial compliance with the terms and requirements of such Permits. None of the Company Entities has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no knowledge of any reasonable basis for any such termination, modification or nonrenewal. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewals thereof.

          (iii) (a) no Legal Proceeding involving a claim alleging damages in excess of $100,000 is pending or, to the knowledge of the Company, threatened and (b) none of the Company Entities (or any of their respective properties) is subject to any order, writ, injunction, judgment or decree with respect to the Company or any Company Subsidiary or any of their respective properties.

          (h)  ERISA Compliance.

          (i) Schedule 3.1(h)(i) of the Company Disclosure Letter sets forth a true and complete list of each United States collective bargaining agreement and any United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, hospitalization, medical, life, severance or other plan, agreement, arrangement or understanding, or change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute (collectively, the "Company Benefit Plans"). For purposes of this Agreement, the term "Foreign Plan" means each plan, agreement, arrangement or understanding that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Company Benefit Plan had it been a United States plan, agreement, arrangement or understanding. Schedule 3.1(h)(i) sets forth a true and complete list of each Foreign Plan. Other than pursuant to the terms of the Company Benefit Plans or under applicable Laws, the Company has no material liability with respect to any plan, arrangement or practice of the type described in this paragraph that is not appropriately disclosed on the Company Financial Statements.

          (ii) Each Company Benefit Plan has been administered in all material respects in accordance with its terms, all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of all applicable collective bargaining agreements. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. To the Company's Knowledge, no fact or event has occurred that is reasonably likely to materially adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust, and all contributions to, and payments from, such Company Benefit Plans that are required to be made in accordance with such Company Benefit Plans, ERISA or the Code have been timely made, or are appropriately reflected on the Company's Financial Statements. Each Company Benefit Plan intended to meet the requirements of Section 501(c)(9) of the Code meets such requirements in all material respects and provides no disqualified benefits (as defined in Section 4976(b) of the Code.

          (iii) Neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate") has incurred any liability under Title IV of ERISA or 4971 of the Code, or has a current failure to meet the minimum funding standards of
     Section 302 of ERISA or Section 412 of the Code.

          (iv) No Company Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service except as required by applicable Laws.

          (v) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

          (vi) Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the reimbursement of excise taxes under
     Section 4999 of the Code or any income taxes under the Code.

          (vii) With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan, including, without limitation, all Company Benefit Plan documents, and trust agreements; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.

          (viii) No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company, the Company Subsidiaries nor any ERISA Affiliates has incurred any material withdrawal liability under a Multiemployer Plan that has not been satisfied in full.

          (ix) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that have resulted in or could reasonably be expected to result in any material liability of the Company or any Company Subsidiaries to the Pension Benefit Guaranty Corporation, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

          (x) With respect to each Foreign Plan: (A) all amounts required to be reserved under each book reserved Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established; (B) each Foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable Law; and (C) the fair market value of the assets of each funded Foreign Plan that is a defined pension plan (or termination indemnity plan), and the liability of each insurer for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) and is funded through insurance or the book reserve established for each Foreign Plan that is a defined benefit pension plan (or termination indemnity Plan) that utilizes book reserves, together with any accrued contributions, is sufficient to procure or provide for the liability for accrued benefits with respect to those current and former employees of the Company and the Company Subsidiaries that participate in such Foreign Plan according to the reasonable actuarial or other applicable assumptions and valuations most recently used to determine employer contributions to or the funded status or book reserve of such Foreign Plans.

          (i) Taxes. Except to the extent that it would constitute a Company Material Adverse Effect (taking all years described in this Section 3.1(i) as a whole)

                 (A) All tax returns, statements, reports and forms (including estimated tax or information returns and reports) due to be filed with any Governmental Entity responsible for the imposition of any tax (a "Taxing Authority") with respect to any tax period (or portion thereof) ending on or before the date hereof by or on behalf of the Company and Company Subsidiary (collectively, the "Returns") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable Laws.

                 (B) All taxes due with respect to all periods (or portions thereof) covered by the Returns (whether or not shown as due and payable on the Returns that have been filed) have been timely paid, withheld and remitted to the appropriate Taxing Authority or provided for in the Financial Statements.

                 (C) There is no action, suit or proceeding now pending and no claim, audit or investigation now pending or, any action, suit, claim, audit or investigation threatened against or with respect to the Company or the Company Subsidiaries in respect of any tax.

                 (D) There are no liens for taxes upon the assets of the Company and its Company Subsidiaries, except liens for current taxes not yet due.

                 (E) The Company and the Company Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                 (F) Neither the Company nor any Company Subsidiary has ever been a party to any transaction characterized as a "safe harbor" lease under the Internal Revenue Code or has ever filed an election under section 341(f) of the Code.

                 (G) There is no basis on which the Internal Revenue Service could successfully require the Company or any Company Subsidiary to change any of the accounting methods it uses in determining its taxable income or liability for taxes, and there has been no such change in the five years preceding the date hereof.

                 (H) Neither the Company nor any Company Subsidiary has, within four years of the date hereof, been either the distributing corporation or the controlled corporation in a transaction intended to qualify as a tax-free transaction under section 355 of the Code.

                 (I) Neither the Company nor any of the Company Subsidiaries has any liability for taxes of any person (other than the Company and the Company Subsidiaries under Treasury Regulation Section 1.1502-6 (or any comparable provision of state or local or foreign Law)), and

                 (J) Neither the Company nor any Company Subsidiary is a party to any agreement relating to the allocation or sharing of taxes.

          As used in this Agreement, "tax" or "taxes" include all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto.

          (j) State Takeover Statutes. The Board of Directors of the Company (at a meeting duly called and held) has (i) unanimously determined that the Merger is fair and in the best interests of the Company and its shareholders,
(ii) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, and (iii) unanimously recommended the adoption of this Agreement by the holders of Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Shareholders Meeting (as defined in Section 5.1(b)). The Board of Directors of the Company authorized this Agreement and the transactions contemplated hereby and thereby, including the Merger, prior to Parent or Merger Sub becoming an "interested shareholder" as defined in Section 2553 of the PBCL. Other than opting out of any of the subchapters of the PBCL, the Company has taken all action necessary to render the provisions of any anti-takeover statute, rule or regulation that may be applicable to the transactions contemplated by this Agreement (including Section 2538 and Subchapters E, F, G, H, I and J of Chapter 25 of the PBCL but excluding the provisions of Subchapter D of Chapter 15) inapplicable to Parent, Merger Sub and their respective affiliates, and to the Merger and this Agreement and the transactions contemplated hereby and thereby. As a result of the foregoing actions, the only corporate action required to authorize the Merger is the Shareholder Approval and no further action is required to authorize the Merger and the transactions contemplated by this Agreement.

          (k) Voting Requirement. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Shareholders Meeting (the "Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated hereby.

          (l) Brokers. Except for Morgan Stanley Dean Witter, whose fees, commissions and expenses are the sole responsibility of the Company, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to or may become payable to Morgan Stanley Dean Witter and all indemnification and other agreements related to the engagement of Morgan Stanley Dean Witter.

          (m)    Environmental Matters.

          (i) The Company Entities are in compliance in all material respects with all applicable Environmental Laws.

          (ii) There are no written (or, to the knowledge of the Company, other) Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries.

          (iii) Prior to and during the period of ownership, lease or operation by the Company or the Company Subsidiaries, to the knowledge of the Company, no Hazardous Substance was released onto or from or disposed of on to any currently or previously owned, leased or operated property.

          (iv) None of the Company or the Company Subsidiaries has received from any Governmental Entity or other third party any written (or, to the knowledge of the Company, oral) notice that any of them is or may be a potentially responsible party in respect of or may otherwise bear liability for any actual or threatened Release of Hazardous Substance at any site or facility that is or has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar or analogous federal, state, provincial, territorial, municipal, county, or local list, schedule, inventory or database of Hazardous Substance sites or facilities.

          (v) None of the Company or the Company Subsidiaries has transported wastes or spent materials for recycling, treatment, storage or disposal.

          (vi) None of the property owned by the Company or the Company Subsidiaries contains any asbestos-containing material, equipment or containers containing polychlorinated biphenyls, or underground storage tank systems, nor is the Company or the Company Subsidiaries responsible for the repair, removal or replacement of such material, equipment, containers or tank systems at any other property.

          (vii)  As used in this Agreement:

                 (A) the term "Environmental Claim" means any written demand, lawsuit, action, proceeding, arbitration, investigation or notice to any of the Company Entities by any person alleging any potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of any Environmental Law;

                 (B) the term "Environmental Laws" means all Laws relating to protection of the environment or human health, including any Law relating to Releases or threatened Releases of Hazardous Substances, or to the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or other handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conversation and Recovery Act, and the Occupational Safety and Health Act;

                 (C) the term "Hazardous Substance" means (1) pollutants, contaminants, hazardous wastes, toxic substances, and oil and petroleum products, (2) any substance that is or contains friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas, (3) any substance that is defined, listed or identified as a "hazardous waste" or "hazardous substance" or as toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous under any Environmental Law;

                 (D) the term "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, transporting or placing, including into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

          (n) No Company Rights Agreement. The Company is not subject to a shareholder rights agreement, poison pill or similar obligation, agreement, plan or arrangement.

          (o) Proxy Statement. The Proxy Statement at the date mailed to Company shareholders and at the time of the Shareholders Meeting (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by Parent or Merger Sub specifically for inclusion in the Proxy Statement.

          (p) Proprietary Assets. Except as would not reasonably be expected to have a Company Material Adverse Effect: (a) the Company and each of the Company Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), any Intellectual Property (as defined below) necessary for the conduct of its business as currently conducted; (b) to the knowledge of the Company, the use of any Intellectual Property by the Company and the Company Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Company Subsidiary acquired the right to use any Intellectual Property;
(c) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of the Company Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any Company Subsidiaries; and (d) neither the Company nor any Company Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and any Company Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or any Company Subsidiary is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" means trademarks, service marks, brand names, certification marks, trade dress and the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person; copyrights in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

          (q) Option of Financial Advisor. The Company's Board of Directors has received the opinion of Morgan Stanley Dean Witter, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of shares of Common Stock. A signed copy of such opinion will be made available to Parent promptly after the date hereof.

          (r) Labor Agreements. Schedule 3.1(r) of the Company Disclosure Letter sets forth a true and complete list of each collective bargaining agreement or other labor agreement with any union or labor organization to which the Company or any of the Company Subsidiaries is a party in the United States. To the knowledge of the Company, neither the Company nor any Company Subsidiary knows of any activity or proceeding of any labor organization (or representative thereof) to organize any of its or their employees. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries are not, and have not been, subject to any pending, or to the knowledge of the Company, threatened (i) unfair labor practice, employment discrimination or other complaint, (ii) strike, lockout or dispute, slowdown or work stoppage or (iii) claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company or any Company Subsidiary. To the knowledge of the Company, no event has occurred or circumstances exists that could provide the basis for any work stoppage or other labor dispute other than stoppages or disputes that would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has complied in all material respects with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing other than such noncompliance that would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing other than the payment of amounts that would not reasonably be expected to have a Company Material Adverse Effect.

          (s) Contracts. As of the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts the Company or any Company Subsidiary or that would, after the Effective Time, to the knowledge of the Company, limit or restrict the Surviving Corporation or any of its subsidiaries from engaging or competing in any line of business or in any geographic area.

          (t)    Real Property; Assets.

          (i) Section 3.1(t)(i) of the Company Disclosure Letter contains a true and complete list of each parcel of real property owned by the Company and the Company Subsidiaries (the "Owned Real Property"). The Company or a Company Subsidiary has good and marketable fee simple title to all such Owned Real Property. The Company has made available to Parent true and complete copies of all documents evidencing the ownership interest of the Company in the Owned Real Property.

          (ii) Section 3.1(t)(ii) of the Company Disclosure Letter contains a true and complete list and brief description of all material real property leased by the Company and the Company Subsidiaries, all of which are hereinafter referred to as the "Leased Real Property." The Company or a Company Subsidiary has a valid leasehold interest in or valid rights to all Leased Real Property. The Company has made available to Parent true and complete copies of all leases of the Leased Real Property (the "Leases"). No option, extension or renewal has been exercised under any Lease except options, extensions or renewals whose exercise has been evidenced by a written document, a true and complete copy of which has been made available to Parent with the corresponding Lease. Each of the Company and the Company Subsidiaries has complied in all material respects with and is not in material default under the terms of all Leases to which it is a party and under which it is in occupancy, and all such Leases are valid and in full force and effect. The lessors under the Leases to which the Company or a Company Subsidiary is a party have complied in all material respects with and are not in material default under the terms of their respective Leases. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such Leases.

          (iii) None of the Owned Real Property Leases or Lease Real Property is subject to any Liens (whether absolute, accrued, contingent or otherwise) except for Permitted Liens. "Permitted Liens" means, collectively, (i) liens or other encumbrances securing real estate taxes and assessments, all of which are not yet due and payable or which are currently being contested in good faith or (ii) liens or other encumbrances of a character that do not materially detract from the value of the real property subject thereto, or materially impair the operation of the Company or its subsidiaries or detract from its business.

          (iv) The Company has good and valid title to all material personal property, improvements on the Owned Real Property, assets and rights relating to or used or held for use in connection with the business of the Company and the Company Subsidiaries and such material personal property, improvements, assets and rights comprise all of the assets required for the conduct of the business of the Company and the Company Subsidiaries as currently being conducted.

          (v) With respect to the Owned Real Property and the Leased Real Property (collectively, the "Real Property"):

                 (A) Regarding all documents which evidence, secure or otherwise relate to the Real Property (collectively, the "Real Property Documents"): (a) there is no material default (or alleged default) thereunder by any of the parties thereto, nor has any event occurred which, with the passage of time or notice, or both, would constitute a material default thereunder or a violation of the terms (or permit the termination) thereof; and (b) none of the transactions or documents required or contemplated by this Agreement will constitute or create a default or event of default thereunder (or permit the termination thereof or require third party approval or other action pursuant thereto); and none of the Real Property Documents will be amended or terminated by any of the Company Entities without the prior written consent of Parent;

                 (B) None of the Company Entities has leased or sublet, as lessor or sublessor, and no third party is in possession of, or has the right of use of occupancy of any portion of, any of the Real Property, and neither the whole nor any portion of any tract of the Real Property has been condemned, requisitioned or otherwise taken by any Governmental Entity and, to the knowledge of each of the Company Entities, no such condemnation, requisition or taking is threatened or contemplated;

                 (C) Each Real Property comprises a single contiguous parcel of land with no intervening strips, parcels or easements between such Real Property and the public roads adjacent to such Real Property.

                 (D) No written notice of any increase in the assessed valuation of the Real Property, and no written notice of any contemplated special assessment, has been received by any of the Company Entities and, to the knowledge of each of the Company Entities, there is no threatened special assessment pertaining to any of the Real Property.

                 (E) There are no contracts or agreements to which any of the Company Entities is a party, or by which any of the Real Property is bound, granting to any person the right of use or occupancy of any portion of the Real Property; and

                 (F) All accounts for work and services performed and materials placed or furnished upon or in respect of the Real Property at the request of any of the Company Entities are fully paid and satisfied and no person is entitled to a claim of any mechanics or materialman's liens.

          (u) Liabilities. None of the Company Entities has any accrued, contingent or other liabilities of any nature, either matured or unmatured, other than those liabilities that would not reasonably be expected to have a Company Material Adverse Effect, except for: (i) liabilities, as and to the extent disclosed or reserved against, on the Company's audited December 31, 2000 balance sheet incorporated by reference in its Annual Report of Form 10-K filed with the SEC for the fiscal year ended December 31, 2000 or the notes thereto; and (ii) liabilities that have been incurred by the Company Entities since December 31, 2000 in the ordinary course of business and consistent with past practices.

          (v) Certain Business Practices. None of the Company Entities nor any director, officer, agent or employee of any of the Company Entities has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment other than those payments that would not reasonably be expected to have a Company Material Adverse Effect.

          (w) Insurance. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company Entities. Each of such insurance policies is in full force and effect. Since January 1, 2000, none of the Company Entities has received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy, (ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Company Entities.

          (x) Transactions with Affiliates. Between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to
Item 404 of Regulation S-K promulgated by the SEC.

          (y) No Existing Discussions. None of the Company Entities, and no representative of any of the Company Entities, is engaged, directly or indirectly, in any discussions or negotiations with any other person relating to an Acquisition Proposal.

          Section 3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Company as follows:

          (a) Organization and Standing. Each of Parent and merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of Parent, and the Commonwealth of Pennsylvania, in the case of Merger Sub.

          (b) Authority; Noncontravention. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not conflict with the respective certificate of incorporation or bylaws or comparable organizational documents of Parent and Merger Sub. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form under the HSR Act; (ii) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania; (iii) the filings and consents as may be required by Foreign Antitrust Laws; and (iv) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to prevent or delay the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement.

          (c) Brokers. Except for Credit Suisse First Boston, whose fees, commissions and expenses are the sole responsibility of Parent and Merger Sub, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merger Sub or Parent.

          (d) Financing. Parent and Merger Sub, collectively, have obtained written commitments (the "Commitment Letter") from Credit Suisse First Boston to provide any required financing in an amount not less than the full amount of the Merger Consideration and the Option Consideration, a copy of which has been provided by Parent to the Company. As of the date of this Agreement, neither Parent nor Merger Sub is aware of any facts or circumstances that (i) contradict or are in conflict with the terms and conditions set forth in the Commitment

Letter or (ii) create a reasonable basis for either Parent or Merger Sub to believe that it will not be able to obtain financing in accordance with the terms of the Commitment Letter.

          (e) Information in Proxy Statement. None of the information supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, on the date the Proxy Statement is mailed to shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they are made, not misleading.

          (f) Parent SEC Reports and Financial Statements. Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act, and the Exchange Act, with the SEC (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates, or if amended or superseded prior to the date hereof, as of the date of the last such amendment or filing, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents (i) comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated statement of income, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

                                   ARTICLE 4

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 4.1  Conduct of Business.

          (a) Conduct of Business by the Company. Except as consented to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company shall carry on its business, and shall cause the Company Subsidiaries to carry on their respective businesses, in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and other key employees and preserve its relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary, to:

          (i) (A) other than dividends and distributions by a direct or indirect wholly-owned Company Subsidiary to its parent or the Company's regularly scheduled quarterly dividend in accordance with past practice, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Common Stock upon the valid exercise of the Options or other rights under the Equity Plans, in each case which are disclosed on Schedule 3.1(c) of the Company Disclosure Letter as outstanding on the date hereof;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Common Stock upon the valid exercise of the Options or other rights under the Equity Plans or in connection with other awards under the Equity Plans, in each case, which are disclosed on Schedule 3.1(c) of the Company Disclosure Letter as outstanding on the date hereof and in accordance with their present terms, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

          (iii) amend its articles of incorporation, bylaws or other comparable organizational documents, form any subsidiary or acquire any equity interest or other interest in any other person, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice;

          (v) enter into commitments for capital expenditures other than in the ordinary course of business except as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business as reflected in the capital plan of the Company previously provided to Parent;

          (vi) (A) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, guarantee or otherwise) or (B) incur short-term indebtedness in the ordinary course of business consistent with past practice under lines of credit existing on the date hereof;

          (vii) (A) except for normal increases in salary and wages in the ordinary course of business consistent with past practice or as set forth on Schedule 4.1 of the Company Disclosure Letter, grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant; (B) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any bonus, incentive compensation, deferred compensation, severance, termination, change in control, retention, hospitalization or other medical, life, disability, insurance or other welfare, profit sharing, stock option, stock appreciation right, restricted stock or other equity-based, pension, retirement or other employee compensation or benefit plan, program, agreement or arrangement; (C) enter into or amend any employment or collective bargaining agreement or, except as required in accordance with the existing written policies of the Company or contracts or agreements entered into or approved (and previously disclosed to Parent) on or prior to the date of this Agreement, grant any severance or termination pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; or (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee benefit not required by any outstanding employee benefit plan or arrangement;

          (viii) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, foreign generally accepted accounting principles);

          (ix) except as otherwise expressly permitted in this Agreement, acquire by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

          (x) except in the ordinary course of business consistent with past practice, make or rescind any express or deemed election or settle or compromise any claim or action relating to U.S. federal, state or local taxes, or change any of its methods of accounting or of reporting income or deductions fro U.S. federal income tax purposes;

          (xi) satisfy any claims or liabilities, other than the satisfaction, in the ordinary course of business consistent with past practice, in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Recent SEC Documents or incurred in the ordinary course of business consistent with past practice;

          (xii) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly-owned Company Subsidiary and the Company or another wholly-owned Company Subsidiary;

          (xiii) other than in the ordinary course of business consistent with past practice, (A) modify, amend or terminate any Contract, (B) waive, release, relinquish or assign any Contract (or any of the Company's rights thereunder), right or claim, (C) cancel or forgive any indebtedness owed to the Company or any Company Subsidiary or (D) commence or settle any Legal Proceeding (as defined in Section 8.5(f)); provided, however, that the Company may not under any circumstance waive or release any of its rights under any confidentiality or standstill agreement to which it is a party;

          (xiv) except in the ordinary course of business consistent with past practice, write off as uncollectible or establish an extraordinary reserve with respect to any account receivable or any indebtedness; or

          (xv) authorize, or commit or agree to take, any of the foregoing actions.

          (b) Other Actions. Except as required by law, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the consummation of the transactions contemplated hereby not being satisfied.

          (c) Advice of Changes. The Company and Parent shall promptly advise the other party of any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions to the consummation of the transactions contemplated hereby to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

          Section 4.2  No Solicitation.

          (a) The Company shall immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

          (b) The Company shall not, and shall not authorize or permit any of the Company Subsidiaries or any of its or their directors, officers, employees, agents or representatives (including any investment banker, financial advisor, attorney or accountant), directly or indirectly, to (i) solicit, initiate, encourage, induce or knowingly facilitate, or furnish or disclose non-public information in connection with or in furtherance of, any inquiries or the making, submission or announcement of an Acquisition Proposal or take any action that would reasonably be expected to lead, directly or indirectly, to an Acquisition Proposal, or (ii) negotiate, explore or otherwise engage in discussions with any person (other than Parent, Merger Sub or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Proposal or (iii) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or (iv) subject to Section 4.2(c) below, approve, endorse or recommend any Acquisition Proposal; provided that, at any time prior to the Shareholder Approval, if the Board of Directors of the Company determines in good faith, after consultation with and receipt of written advice from its outside counsel as to the nature of the fiduciary duties of the Board of Directors under applicable Law, that such action is consistent with the fiduciary obligations of the Board of Directors of the Company under applicable Law, the Company may furnish, pursuant to a customary confidentiality agreement with terms not substantially more favorable to such third party than the Confidentiality Agreement (as defined in Section 5.2) (and which shall not contain any exclusivity provisions that would prohibit the Company from complying with the obligations under this Section 4.2 or otherwise under this Agreement), information to or enter into discussions with, any third party who delivers a Superior Proposal that did not result from a breach of this Section 4.2(b) of this Agreement. Without limiting the foregoing, the Company shall advise its directors and officers of the restrictions set forth in this Section 4.2, and shall use reasonable best efforts to cause such persons to comply with such restrictions.

          (c) If prior to the Shareholder Approval, the Board of Directors of the Company receives a Superior Proposal that did not result from a breach of
Section 4.2(b) of this Agreement, the Board of Directors of the Company may (subject to this and the following sentences), if it determines in good faith, after consultation with and receipt of written advice from its outside counsel as to the nature of the fiduciary duties of the Board of Directors under applicable Law, that such action is consistent with the fiduciary obligations of the Board of Directors of the Company under applicable Law, withdraw, modify or change, in a manner adverse to Parent, its recommendation of this Agreement and/or recommend a Superior Proposal to the shareholders of the Company and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to any Acquisition Proposal, provided that it (i) gives Parent four Business Days prior written notice of its intention to do so (provided that the foregoing in no way limits or otherwise affects Parent's right to terminate this Agreement pursuant to Section 7.1(e) at such time as the requirements of such subsection have been met) and (ii) during such four Business Day period, the Company otherwise cooperates with Parent with respect to the Acquisition Proposal that constitutes a Superior Proposal with the intent of enabling Parent to engage in good faith negotiations so that the transactions contemplated hereby may be consummated. Any such withdrawal, modification or change of the recommendation of the Board of Directors of the Company of this Agreement will not change the approval of the Board of Directors of the Company of this Agreement or the Merger, including, without limitation, for purposes of causing any state takeover statute or other Law to be inapplicable to the transactions contemplated hereby, including the Merger. Nothing in this Section 4.2 (i) permits the Company to terminate this Agreement, (ii) permits the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement ("Acquisition Agreement") with respect to any Acquisition Proposal (whether or not it constitutes a Superior Proposal) or (iii) affects any other obligation of the Company under this Agreement.

          (d) From and after the execution of this Agreement, the Company shall promptly advise Parent, orally and in writing, of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Proposal (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Parent a copy of any such written proposal in addition to any information, including correspondence and draft agreements, provided to or by any third party relating thereto. In addition, the Company shall promptly advise Parent, orally and in writing, if the Board of Directors of the Company makes any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of
Section 4.2(b).

          (e) As used herein, the term (i) "Acquisition Transaction" means any transaction or series of transactions involving: (A) any merger, consolidation, share exchange, businesses combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (1) in which any of the Company Entities is a constituent corporation, (2) in which a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Company Entities, or
(3) in which any of the Company Entities issues or sells securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Company Entities; or (B) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business) exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Company Entities; and (ii) "Superior Proposal" means an unsolicited bona fide written Acquisition Proposal on terms that the Board of Directors of the Company determines in its good faith judgment, would be (A) after consulting with and receipt of advice from a nationally recognized investment banking firm, superior to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent or Merger Sub in response to such written offer) and (B) more favorable to the Company and the shareholders of the Company (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal, the third party making such proposal, the conditions of such proposal and all constituencies and pertinent factors permitted under the PBCL) and for which financing, to the extent required, is then committed, and that the Board of Directors reasonably expects a transaction pursuant to such proposal could be consummated.

          (f) The Company agrees not to release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Company Entities is party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

          Section 5.1  Preparation of Proxy Statement; Shareholders Meeting

          (a) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC, and Parent and Merger Sub shall cooperate with the Company in such preparation and filing of, the Proxy Statement. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Proxy Statement is cleared by the staff of the SEC for mailing to the Company's shareholders.

          (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") in accordance with applicable Law and the Company's articles of incorporation and bylaws for the purpose of obtaining Shareholder Approval with respect to this Agreement and the Merger and shall, through the Board of Directors of the Company, subject to Section 4.2(c), recommend to its shareholders the approval and adoption of this Agreement, the

Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, but subject to its rights under Section 4.2, the Company agrees that its obligations pursuant to the first sentence of this
Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal. Notwithstanding any withdrawal, modification or change in any approval or recommendation of the Board of Directors of the Company, the Company shall hold the Shareholders Meeting pertaining to this Section 5.1(b). The Company shall ensure that all proxies solicited in connection with the Shareholders Meeting are solicited in compliance with all applicable Laws.

          (c) Parent shall (i) provide the Company with all information concerning Parent or the Merger Sub reasonably requested by the Company to be included in the Proxy Statement and (ii) at the Shareholders Meeting, if held, or any postponement or adjournment thereof (or at any other meeting at which the Merger or this Agreement are considered by shareholders), vote, or cause to be voted, all of the shares of Common Stock then owned by it, the Merger Sub or any of its other subsidiaries, if any, in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

          Section 5.2 Access to Information; Confidentiality. To the extent permitted by applicable Law and subject to the Agreement dated April 19, 2000, between the Company and Parent (the "Confidentiality Agreement"), and any confidentiality or similar agreement binding on any Company Entity, upon reasonable notice, the Company shall afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all of the Company's properties, books, contracts, commitments, personnel and records, consistent with its legal obligations, and all other information concerning its business, properties and personnel as Parent may reasonably request. Each of the Company and Merger Sub shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

          Section 5.3  Efforts; Cooperation.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all consents, approvals or waivers from third parties necessary for the consummation of the Merger, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this
Section 5.5(a) will limit or affect actions permitted to be taken pursuant to
Section 4.2.

          (b) Parent and the Company shall (i) make the filings required of such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement within ten days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Merger and the other transactions contemplated by this Agreement, and (iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement; provided, however, that in no event will Parent by required to prosecute any litigation instituted by the Federal Trade Commission or the Department of Justice or any other Governmental Entity which seeks to restrain or prohibit the consummation of the Merger or which seeks to impose material limitations on the ability of Buyer, the Surviving Corporation or any of their respective affiliates or Subsidiaries to acquire, operate or hold, or to require Parent, Surviving Corporation or any of their respective affiliates or Subsidiaries to dispose of or hold separate, any material portion of their assets or business or the Company's assets or business.

          Section 5.4  Indemnification.

          (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of the Company and any of the Company Subsidiaries to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company and any of the Company Subsidiaries pursuant to the Company's or any such Company Subsidiary's certificate of incorporation, by-laws or other constituent documents and indemnification agreements, if any, in existence on the date hereof with any such directors, officers and employees for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby).

          (b) For six years after the Effective Time, the Surviving Corporation or Parent shall maintain in effect directors' and officers' liability insurance and fiduciary liability insurance covering acts or omissions occurring on or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) on terms with respect to such coverage and amount no less favorable to the insured than those of such current insurance coverage; provided, however, that in no event will Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance, and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c) The provisions of this Section 5.4 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          Section 5.5 Employee Benefits. Parent agrees that all employees of the Company Entities who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") will be eligible to participate in employee benefit programs of the Surviving Corporation, any Subsidiary of the Surviving Corporation or the Parent on the same basis and subject to the same terms and conditions as similarly situated employees of the Parent. Nothing in this
Section 5.5 or elsewhere in this Agreement limits the right of the Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation to terminate any such employee benefit plan. Nothing in this Section 5.5 or elsewhere in this Agreement is to be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other subsidiary of Parent and, subject to any other Contract between an employee and Parent, the Surviving Corporation or any other subsidiary of Parent, the employment of each Continuing Employee will be "at will" employment.

          Section 5.6 Public Announcements. Unless otherwise required by applicable Laws or applicable exchange rules (and, in that event, only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, (a) Parent, Merger Sub and the Company shall consult with each other before holding any press conferences, analysts calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger, and (b) the parties shall provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation. The parties shall mutually agree upon the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement prior to the issuance thereof. In addition, the Company shall, and shall cause the Company Subsidiaries to, (a) coordinate with Parent and Merger Sub regarding communications with customers, shareholders and employees relating to the transactions contemplated hereby, and (b) allow and facilitate Parent contact with customers, shareholders and employees of the Company.

          Section 5.7 Fees and Expenses. Except as provided in Section 7.2(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable Foreign Antitrust Laws.

          Section 5.8 Credit Agreement. Prior to the Effective time, the Company shall terminate its bank credit facility or, at the option of the Company, obtain a waiver of such credit facility (so long as such waiver would prevent a cross default under any other agreements).

          Section 5.9 Shareholder Litigation. The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, which consent Parent shall not unreasonably withhold.

          Section 5.10 Transition. In order to facilitate an orderly transition of the management of the business of the Company and the Company Subsidiaries to Parent and in order to facilitate the integration of the operations of the Company and Parent and its subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by Parent and the Company as a result of the Merger, the Company shall and shall cause the Company Subsidiaries to consult with Parent on all strategic and operational matters to the extent such consultation is not in violation of applicable Law, including Laws regarding the exchange of information and other Laws regarding competition. The Company shall and shall cause the Company Subsidiaries to make available to Parent at the facilities of the Company and the Company Subsidiaries, where determined by Parent to be appropriate and necessary, office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the provisions of Section 5.3, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable written notice to the Company, be entitled to review the operations and visit the facilities of the Company and the Company Subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangements. Notwithstanding the foregoing, nothing contained in this Agreement gives Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' respective operations. The parties acknowledge that they have discussed a key employee retention program to aid in the transition process.

          Section 5.11 Section 16(b). Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rules 16b-3 under the Exchange Act.

          Section 5.12 Financing. Parent shall use all reasonable best efforts to obtain the financing contemplated by the Commitment Letter, or financing with a different lender or lenders in an amount not less than the full amount of the Merger Consideration and the Option Consideration, prior to the Closing.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

          Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Shareholder Approval with respect to this Agreement and the Merger shall have been obtained.

          (b) Governmental and Regulatory Approvals. Other than the filing of the Articles of Merger, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, Merger Sub, the Company or any Company Subsidiary to consummate the Merger and the other transactions contemplated hereby the failure of which to be obtained or taken would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation or its subsidiaries shall have been obtained.

          (c) No Injunctions or Restraints. No final and nonappealable judgment, decree, Law or rule, order, injunction or ruling entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or limiting the ownership or operation by Parent, the Company or any of their respective subsidiaries of any material portion of the business or assets of Parent or the Company.

          (d) HSR Act: Foreign Antitrust Laws. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act and any applicable Foreign Antitrust Laws shall have expired or been terminated.

          Section 6.2 Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1(c) shall be true and correct in all respects both when made and as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct have not had or resulted in or would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Officer's Certificate. The Company shall have furnished Parent and Merger Sub with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

          (d) Financing. Parent shall have consummated financing in an amount not less than the full amount of the Merger Consideration and the Option Consideration.

          (e) Material Adverse Change. At any time after the date of this Agreement, there shall not have occurred facts or circumstances resulting in or reasonably expected to result in a Company Material Adverse Effect.

          Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct have not had or resulted in or would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Parent.

          (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Officer's Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in
Section 6.3(a) and (b) have been satisfied.

          Section 6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.3.

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

          Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Shareholder Approval:

          (a)    by mutual written consent of Parent and the Company;

          (b)    by either Parent or the Company:

          (i) if the Merger has not been consummated by March 1, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such time;

          (ii) if the Shareholders Meeting (including any adjournment or postponement thereof) has concluded and the Shareholder Approval has not been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) is not available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure to obtain such Shareholder Approval; or

          (iii) if any Restraint having any of the effects set forth in Section 6.1(c) is in effect and has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this
     Section 7.1(b)(iii) is not available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, such Restraint;

          (c) by Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to a failure of the conditions set forth in Sections 6.2(a) or
(b), and (B) is not cured within 30 days after written notice thereof or is incapable of being cured by the Company;

          (d) by the Company, if Parent or Merger Sub has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to a failure of the condition set forth in Sections 6.3(a) or (b), and (B) is not cured within 30 days after written notice thereof or is incapable of being cured by Parent or Merger Sub;

          (e) by Parent, if the Board of Directors of the Company or any committee thereof (i) withdraws or modifies or changes, or proposes or announces any intention or resolves to withdraw or modify or change, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors of the Company or committee thereof of this Agreement or the transactions contemplated hereby, including the Merger, (ii) approves or recommends, or proposes to or announce any intention to approve or recommend, any Acquisition Transaction, or (iii) proposes or announces any intention to enter into any agreement, with respect to any Acquisition Transaction, or if the Company breaches the provisions of Section 4.2 or Section 5.1(b).

          Section 7.2  Effect of Termination.

          (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 5.2 as such Section relates to confidentiality, Section 5.6, Section 5.7, this
Section 7.2 and Article 8, which provisions survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          (b) (i) If this Agreement is terminated (A) by either the Company or Parent pursuant to Section 7.1(b)(i) or (ii) and prior to the Shareholders Meeting, an Acquisition Proposal has been made known to the Company or been made directly to its shareholders generally or any person has publicly announced an intention (whether or not conditional and whether or not such proposal shall have been rejected or withdrawn prior to the time of such termination) to make an Acquisition Proposal or solicited proxies or consents in opposition to the Merger, or (B) by Parent pursuant to Section 7.1(e) then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent by wire transfer of same day funds a fee equal to $15,000,000 (the "Termination Fee"); provided, however, that no Termination fee will be payable by the Company pursuant to clause (A) above unless and until within 12 months of such termination the Company or any of its Subsidiaries enters into an Acquisition Agreement, or consummates the transactions, contemplated by such Acquisition Proposal, in which case such Termination Fee shall be paid upon signing of the Acquisition Agreement or at the closing (and as a condition for closing) of the transactions contemplated by the Acquisition Proposal.

          (ii)   The Company acknowledges that the agreements contained in this
     Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.

          (c) If the Company fails to pay when due any amount payable under Section 7.2(b), then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under Section 7.2(b), and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 3% over the "prime rate" (as announced by Citibank N.A.) in effect on the date such overdue amount was originally required to be paid.

                                    ARTICLE 8

                               GENERAL PROVISIONS

          Section 8.1 Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and Parent at any time before or after the Shareholder Approval; provided, however, that, after such Shareholder Approval, there is not to be made any amendment that by Law requires further approval by the shareholders of the Company without further approval of such shareholders. This Agreement may not be amended except by an agreement in writing signed on behalf of each of the parties.

          Section 8.2 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 8.1, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an agreement in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

          Section 8.3 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument or certificate delivered pursuant to this Agreement will survive the Effective Time, except the covenants and agreements contained in
Article 2 and Article 8 and Section 5.4, each of which will survive in accordance with its terms.

          Section 8.4 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

          (a)  if to the Company, to:     Arnold Industries
                                          625 South Fifth Avenue
                                          P.O. Box 210
                                          Lebanon, PA 17042-0210
                                          Facsimile No.: (717) 253-0958
                                          Attention: Kenneth F. Leedy

          (b)  with a copy to:            Morgan, Lewis & Bockius LLP
                                          1701 Market Street
                                          Philadelphia, Pennsylvania 19103
                                          Facsimile No.: (215) 963-5299
                                          Attention: Howard L. Shecter, Esq.

          (c)  if to Parent or            Roadway Corporation
               Merger Sub, to:            1077 Gorge Blvd.
                                          P.O. Box 471
                                          Akron, OH 44309-0471
                                          Facsimile No.: (330) 258-6082
                                          Attention: John Gasparovic,
                                                     General Counsel
               with a copy to:            Jones, Day, Reavis & Pogue
                                          North Point
                                          901 Lakeside Avenue
                                          Cleveland, Ohio 44114
                                          Facsimile No.: (216) 579-0212
                                          Attention: Patrick J. Leddy, Esq.

          Section 8.5 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (a) "person' means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns); (b) "knowledge" of any person that is not an individual means the knowledge after due inquiry of such person's executive officers and officers with direct responsibility for the subject matter to which such knowledge relates; (c) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise; (d) an entity shall be deemed a "subsidiary" of another person if such person directly or indirectly owns, beneficially or of record, (i) an amount of voting securities or other interests in such entity that is sufficient to enable such person to elect at least a majority of the members of such entity's board of directors or other governing body or (ii) at least 50% of the outstanding equity or financial interests of such entity; (e) "Laws" means any statue, ordinance, regulation, directive, order or other legally enforceable requirement in effect as of the date hereof; and (f) "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          Section 8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 8.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties any rights or remedies.

          Section 8.8 Governing Law. Except to the extent that the PBCL is mandatorily applicable to the Merger and the rights of shareholders of the Company, this Agreement is to be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any assignment in violation of this
Section 8.9 will be void. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

          Section 8.10 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) shall not attempt to defy or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

          Section 8.11 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Ohio or an Ohio state court, this being in addition to any other remedy to which they are entitled at Law or in equity.

          Section 8.12 Severability

          (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (b) The Company and Parent agree that the Termination Fee provided in Section 7.2(b) is fair and reasonable in the circumstances, considering not only the Merger Consideration but also the outstanding funded indebtedness (including capital leases) of the Company and the Company Subsidiaries. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Termination Fee exceeds the maximum amount permitted by Law, then the amount of the Termination Fee shall be reduced to the maximum amount permitted by Law in the circumstances, as determined by such court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        ROADWAY CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:  Michael W. Wickham
                                        Title: Chairman and Chief Executive
                                               Officer


                                        LION CORP.


                                        By:
                                           -------------------------------------
                                        Name:  Michael W. Wickham
                                        Title: President


                                        ARNOLD INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                        Name:  Edward H. Arnold
                                        Title: President

                   Articles of Amendment-Domestic Corporation

     In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.   The name of the corporation is:
     Arnold Industries, Inc.
--------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)   Number and Street      City       State      Zip         County
           625 S. 5/th/ Ave.     Lebanon      PA       17042     Philadelphia
--------------------------------------------------------------------------------

     (b)   Name of Commercial Registered Office Provider            County
c/o CT Corporation System                                         Philadelphia
--------------------------------------------------------------------------------

3.   The statute by or under which it was incorported:
Pennsylvania Business Corporation Law, Act of May 5, 1933 (P.L. 364) (15 P.S.
1204)
--------------------------------------------------------------------------------

4.   The date of its incorporation:
     2/1/1982
--------------------------------------------------------------------------------

5.   Check, and if appropriate complete, one of the following:

[X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

[_]  The amendment shall be effective on:___________________ at _______________
                                                Date                  Hour

6.   Check one of the following:

[X] The amendment was adopted by the shareholders or members pursuant to 15 Pa C.S. Section 1914(a) and (b) or Section 5914(a).

[_]  The amendment was adopted by the board of directors pursuant to 15 Pa. C.S.
     Section 1914(c) or Section 5914(b).

7.   Check, and if appropriate, complete one of the following.

[X]  The amendment adopted by the corporation, set forth in full, is as follows

That ARTICLE 5 of the Articles of Incorporation be and hereby is amended to read as follows: The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred (100) shares of Common stock of a par value of $1.00 per share for a total authorized capital of One Hundred Dollars ($100).

[_] The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.   Check if the amendment restates the Articles:

[_] The restated Articles of Incorporation superseded the original articles and all amendments thereto.

                                        IN TESTIMONY WHEREOF, the undersigned
                                        corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this


                                        ______ day of November, 2001


                                        Arnold Industries, Inc.
                                        ----------------------------------------
                                                     Name of Corporation


                                        ----------------------------------------
                                                     Signature

                                        John J. Gasparovic
                                        Vice President
                                        ----------------------------------------
                                                        Title

                   Articles of Amendment-Domestic Corporation

     In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.   The name of the corporation is:
     Arnold Industries, Inc.
--------------------------------------------------------------------------------

2. The (a) address of this corporation's current registration office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)   Number and Street      City       State      Zip         County
           625 S. 5/th/ Ave.     Lebanon      PA       17042     Philadelphia
--------------------------------------------------------------------------------

     (b)   Name of Commercial Registered Office Provider            County
c/o
--------------------------------------------------------------------------------

3.   The statute by or under which it was incorporated:
Pennsylvania Business Corporation Law, Act of May 5, 1933 (P.L. 364) (15 P.S.
1204)
--------------------------------------------------------------------------------

4.   The date of its incorporation:
     Feb. 1, 1982
--------------------------------------------------------------------------------

5.   Check, and if appropriate complete, one of the following:

[X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

[_]  The amendment shall be effective on:___________________ at _______________
                                                Date                  Hour

6.   Check one of the following:

[X] The amendment was adopted by the shareholders or members pursuant to 15 Pa. C.S. Section 1914(a) and (b) or Section 5914(a).

[_]  The amendment was adopted by the board of directors pursuant to 15 Pa. C.S.
     Section 1914(c) or Section 5914(b).

7.   Check, and if appropriate, complete one of the following,

[X]  The amendment adopted by the corporation, set forth in full, is as follows

That ARTICLE 1 of the Articles of Incorporation be and hereby is amended to read as follows: The name of the corporation is Roadway Next Day Corporation. The new Registered Office Provider is: CT Corporation System Philadelphia County

[_] The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.   Check if the amendment restates the Articles:

[_] The restated Articles of Incorporation superseded the original articles and all amendments thereto.

                                        IN TESTIMONY WHEREOF, the undersigned
                                        corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

                                        11th day of December, 2001


                                        Arnold Industries, Inc.
                                        ----------------------------------------
                                                     Name of Corporation


                                        ----------------------------------------
                                                     Signature

                                        John J. Gasparovic
                                        Vice President
                                        ----------------------------------------
                                                        Title

                         Articles/Certificate of Merger

     In compliance with the requirements of the applicable provisions (relating to articles of merger or consolidation), the undersigned, desiring to effect a merger, hereby state that:

1.   The name of the corporation/limited partnership surviving the merger is:
     Roadway Next Day Corporation
--------------------------------------------------------------------------------

2.   Check and complete one of the following:
[X] The surviving corporation/limited partnership is a domestic business/nonprofit corporation/limited partnership and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
     (a)  Number and Street          City     State     Zip        County

--------------------------------------------------------------------------------

     (b)  Name of Commercial Registered Office Provider            County
c/o  CT Corporation System                                      Philadelphia
--------------------------------------------------------------------------------

[_] The surviving corporation/limited partnership is a qualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of ______________________ and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
     (a)  Number and Street          City     State     Zip        County

--------------------------------------------------------------------------------

     (b)  Name of Commercial Registered Office Provider            County
c/o
--------------------------------------------------------------------------------

[_] The surviving corporation/limited partnership is a nonqualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of ______________________ and the address of its principal office under the laws of such domiciliary jurisdiction is:
     Number and Street               City     State     Zip

--------------------------------------------------------------------------------

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business/nonprofit corporation/limited partnership and qualified foreign business/nonprofit corporation/limited partnership which is a party to the plan of merger are as follows:

               Registered Office     Commercial Registered Office
     Name           Address                    Provider               County

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

4.   Check, and if appropriate complete, one of the following:

[X] The plan of merger shall be effective upon filing these Articles/Certificate of Merger in the Department of State.

[_]  The plan of merger shall be effective on: ______________ at ______________.
                                                    Date              Hour

5. The manner in which the plan of merger was adopted by each domestic corporation/limited partnership is as follows:

                                        Manner of Adoption
           Name                         adopted by the Directors pursuant to
Roadway Next Day Corporation            15 Pa.C.S.
--------------------------------------------------------------------------------
                                        Sect. 1924(b)(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

6. Strike out this paragraph if no foreign corporation/limited partnership is a party to the merger. The plan was authorized, adopted or approved, as the case may be, by the foreign business/nonprofit corporation/limited partnership (or each of the foreign business/nonprofit corporations/limited partnerships) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated/organized.

7.   Check, and if appropriate, complete one of the following:

[X] The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

[_] Pursuant to 15 Pa.C.S. Section 1901/ Section 8547(b) (relating to omission of certain provisions from filed plans) the provisions, if any , of the plan of merger that amend or constitute the operative provisions of the Articles of Incorporation/Certificate of Limited Partnership of the surviving corporation/limited partnership as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation/limited partnership, the address of which is:

--------------------------------------------------------------------------------
     Number and street               City     State     Zip        County

                                        IN TESTIMONY WHEREOF, the undersigned
                                        corporation/limited partnership has
                                        caused these Articles/Certificate of
                                        Merger to be signed by a duly
                                        authorized officer thereof this


                                        7th day of June, 2002.


                                        Roadway Next Day Corporation
                                        ----------------------------------------
                                         Name of Corporation/Limited Partnership


                                        ----------------------------------------
                                                        Signature


                                        Treasurer
                                        ----------------------------------------
                                                          Title


                                        Maris, Inc.
                                        ----------------------------------------
                                         Name of Corporation/Limited Partnership


                                        ----------------------------------------
                                                        Signature


                                        Assistant Treasurer
                                        ----------------------------------------
                                                          Title

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          ROADWAY NEXT DAY CORPORATION
                          (A PENNSYLVANIA CORPORATION),

                                       AND

                                   MARIS, INC.
                            (A DELAWARE CORPORATION)

                            DATED AS OF JUNE 7, 2002

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of June 7, 2002, is by and between ROADWAY NEXT DAY CORPORATION, a Pennsylvania corporation ("Roadway Next Day"), and MARIS, INC., a Delaware corporation and a wholly-owned subsidiary of Roadway Next Day ("Maris").

                                    RECITALS

     A. This Agreement provides for the merger of Maris with and into Roadway Next Day (the "Merger"), with Roadway Next Day as the surviving corporation, in accordance with Section 253 of the General Corporation Laws of the State of Delaware (the "DGCL") and Section 1924(b) of the Pennsylvania Business Corporation Law (the "PBCL"), and the terms and conditions set forth herein.

     B. The Boards of Directors of Roadway Next Day and Maris have approved the Merger upon the terms and subject to the conditions set forth herein.

                             STATEMENT OF AGREEMENT

     Accordingly, in consideration of the mutual promises and agreement set forth herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

     1. THE MERGER.

     1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), and subject to the terms and conditions of this Agreement and the DGCL and PBCL, Maris shall be merged with and into Roadway Next Day, the separate corporate existence of Maris shall thereupon cease, and Roadway Next Day shall be the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Surviving Corporation. At the Effective Time, Roadway Next Day shall continue its corporate existence under the laws of the State of Pennsylvania and shall thereupon and thereafter possess all rights, privileges, powers and franchises and all property of Maris and shall be subject to all debts, liabilities and duties of Merger Sub, all as provided under the PBCL and DGCL.

     1.3 Effective Time of the Merger. The parties shall file (a) (i) a certificate of merger in such form as is required by and executed in accordance with the relevant provisions of the DGCL (the "Delaware Certificate of Merger") and (ii) make all other filings or recordings required under the DGCL, and (b)
(i) file articles of merger in such form as is required by and executed in accordance with the relevant provisions of the PBCL (the "Pennsylvania Articles of Merger") and (ii) make all other filings or recordings required under the PBCL. The Merger shall become effective on the later to occur of the filing of
(i) the Delaware Certificate of Merger with the Delaware Secretary of State and
(ii) the Pennsylvania Articles of Merger with the Pennsylvania Secretary of State, or such later time as is specified in the Delaware Certificate of Merger and the Pennsylvania Articles of Merger (the "Effective Time").

     1.4 Articles of Incorporation of the Surviving Corporation. Immediately following the Effective Time, the Articles of Incorporation of Roadway Next Day, as in effect immediately prior to the Effective Time, as amended and restated, shall thereafter serve as the Articles of Incorporation of the Surviving Corporation until further amended or restated as provided therein and under the PBCL.

     1.5 By-Laws of the Surviving Corporation. The Bylaws of Roadway Next Day, as in effect immediately prior to the Effective Time, shall thereafter serve as the Bylaws of the Surviving Corporation until thereafter amended or repealed as provided therein and under the PBCL.

     1.6 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors and executive officers of the Surviving Corporation shall be the directors and executive officers of Roadway Next Day, in the case of directors, to serve until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of the Surviving Corporation.

     1.7 Effects. The Merger shall have the effects set forth in the DGCL and the PBCL.

     2. CONVERSION OF SECURITIES AND ASSUMPTION OF CERTAIN OBLIGATIONS.

     2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Roadway Next Day, Maris or the holders of any securities of the foregoing corporations:

          2.1.1. Common Stock of Maris. Each share of common stock, par value $0.01 per share, of Maris issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired.

     2.2 Common Stock of Roadway Next Day. Each share of common stock, par value $0.01 per share, of Roadway Next Day issued and outstanding or held in its treasury immediately prior to the Effective Time shall remain issued and outstanding and shall be unaffected by the Merger.

     3. MISCELLANEOUS.

     3.1 Amendment. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by the DGCL and the PBCL, by written agreement signed by all of the parties hereto, amend, modify or supplement any provision of this Agreement.

     3.2 Termination. This Agreement may be terminated and the Merger abandoned by the Board of Directors or a duly authorized committee thereof of Roadway Next Day at any time prior to the filing of the Delaware Certificate of Merger and/or the Pennsylvania Articles of Merger. In the event of termination of this Agreement as provided in this Section 3.2, this Agreement shall become null and void and have no effect, without liability or obligation on the part of Roadway Next Day or Maris.

     3.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     3.4 Readings. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

     3.5 Counterparts. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

     IN WITNESS WHEREOF, Roadway Next Day and Maris, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                        ROADWAY NEXT DAY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:     Joseph R. Boni, III
                                              ----------------------------------
                                        Title:    Treasurer
                                              ----------------------------------


                                        MARIS, INC.


                                        By:
                                            ------------------------------------
                                        Name:        Joseph R. Boni, III
                                              ----------------------------------
                                        Title:       Assistant Treasurer
                                              ----------------------------------

               C O M M O N W E A L T H  O F  P E N N S L V A N I A

                       D E P A R T M E N T  OF  S T A T E

                                December 04, 2003

                TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:


                          ROADWAY NEXT DAY CORPORATION

     I, Pedro A. Cortes, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all Amendments which appear of record in this department

                                        IN TESTIMONY WHEREOF, I have hereunto
                                        set my hand and caused the Seal of the
                                        Secretary's Office to be affixed, the
                                        day and year above written.

                                        /s/ Pedro A. Cortes
                                        ----------------------------------------
                                        Secretary of the Commonwealth